Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ATIF Holding Limited:

We hereby consent to the incorporation by reference in this Registration Statement of ATIF Holding Limited on Form S-3 of our report dated November 2, 2022, relating to the consolidated financial statements which are incorporated in ATIF Holdings Limited’s Annual Report on Form 10-K for the year ended July 31, 2022, as filed with SEC on November 2, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

December 21, 2022

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us